UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

Groove Botanicals Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23476

Nevada	84-1168832
(State of incorporation)	(IRS Employer Identification No.)

310 Fourth Avenue South, Suite 700, Minneapolis, MN	55415
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 315-5068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Douglas Barton

On July 29, 2024, Groove Botanicals Inc. (the “Company”) received the resignation of Mr. Douglas Barton as a director of the Company. Mr. Barton did not resign due to any dispute or disagreement with the Company or its practices.

Extension of compensation contract

On July 30, 2024, the Company and Mr. Kent Rodriguez, CEO and director, agreed to extend the term of an Employment Contract originally entered into on April 1, 2020 expiring March 31, 2024, for a further two year term to March 31, 2026, retroactive to April 1, 2024. The agreement designates monthly payments to Kent Rodriguez in the amount of $4,000 or $48,000 per year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter agreement between the Company and Kent Rodriguez, CEO
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Groove Botanicals Inc.
(Registrant)

Date: July 31, 2024	/s/ Kent Rodriguez (Signature)
	Name:	Kent Rodriguez
	Title:	Chief Executive Officer